SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 25, 2010

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OMNICARE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-8269 (Commission File Number)	31-1001351 (IRS Employer Identification No.)
100 East RiverCenter Boulevard, Suite 1600 Covington, Kentucky (Address of Principal Executive Offices)		41011 (Zip Code)

(859) 392-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Omnicare, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 25, 2010. The following matters were acted upon at the meeting:

1. Election of Directors.  Seven directors were elected to serve on the Board of Directors of the Company until the next Annual Meeting of Stockholders or until their successors are elected and qualified.  The name of each director elected at the Annual Meeting, as well as the corresponding number of shares voted for, against and abstained and the number of broker non-votes with respect to each nominee follows.

	Votes For	Votes Against	Abstained	Broker Non-Votes
John T. Crotty	69,050,166	37,383,521	504,901	3,169,324
Joel F. Gemunder	95,890,050	11,002,438	46,100	3,169,324
Steven J. Heyer	70,816,995	35,615,293	506,300	3,169,324
Andrea R. Lindell, Ph.D., RN	62,227,290	44,194,593	516,705	3,169,324
James D. Shelton	105,804,631	1,079,768	54,189	3,169,324
John H. Timoney	105,762,273	1,123,492	52,823	3,169,324
Amy Wallman	105,814,566	1,079,511	44,511	3,169,324

2. Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accountants.  The Stockholders ratified the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accountants for the Company and its consolidated subsidiaries for the 2010 year. A total of 108,728,719 votes were cast in favor of the proposal; 1,306,646 votes were cast against it; 72,546 votes abstained; and there were no broker non-votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Mark G. Kobasuk
Name:	Mark G. Kobasuk
Title:	Vice President - General Counsel

Dated:  May 28, 2010